4

REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus/MPAM Fund:    Dreyfus Lifetime Income

2.   Total Net Assets of Fund:          $77,996,000

3.   Type of Security:             Corporate Note

4.   Description of Security Purchased: General Mills, 6.00%, due
2/15/2012

5.   Purchased per Firm Commitment Underwriting? Yes

6.   Security Rating:              Baa1/BBB+

7.   Name of Underwriting Syndicate
     Dealer Effecting Transaction: Deutsche Banc Alex Brown, Inc.

8.   Name of Affiliated Underwriter in
     Underwriting Syndicate:       Mellon Financial Markets

9.   Issue Size:              $2,000,000

10.  Amount Purchased by Fund:     $80,000

11.  Percentage of Principal Amount of Offering Purchased by Fund
     (not to exceed 25% of offering with respect to all Dreyfus-
     managed funds):           .04%

12.  Amount Purchased as a Percentage of Fund Assets:  .10%

13.  Purchase Price of Securities (if at par, so state):   $99.6680

14.       Commission/Spread Received by Principal Underwriters:
Spread $1.05

15. Were the Securities purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of the Securities in that offering or any concurrent offering of the Securities (except, with respect to the purchase of any eligible foreign offering, for any rights to purchase that were required by law to be granted to existing security holders of the issuer)? Yes. If the Securities were offered for subscription upon exercise of rights, were the Securities purchased on or before the fourth day preceding the day on which the rights offering terminated? N/A

16. If the Securities were part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public, or was purchased pursuant to an eligible foreign or Rule 144A offering, was the issuer of the Securities in continuous operation for not less than three years, including the operations of any predecessors? N/A
17. Was the commission, spread or profit received or to be received by the principal underwriters of the Securities reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time? Yes

18. Did the Fund's purchase of the Securities benefit any underwriter affiliated with the Fund directly or indirectly or, with respect to any eligible municipal securities, was it designated as a "group sale" or otherwise allocated to the affiliated underwriter's account? No


Portfolio Manager  Dawn Guffey               Purchase Date: 2/13/2002
REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus/MPAM Fund:    Dreyfus Lifetime Growth and Income

2.   Total Net Assets of Fund:          $155,992,000

3.   Type of Security:             Corporate Note

4.   Description of Security Purchased: General Mills, 6.00%, due
2/15/2012

5.   Purchased per Firm Commitment Underwriting? Yes

6.   Security Rating:              Baa1/BBB+

7.   Name of Underwriting Syndicate
     Dealer Effecting Transaction: Deutsche Banc Alex Brown, Inc.

8.   Name of Affiliated Underwriter in
     Underwriting Syndicate:       Mellon Financial Markets

9.   Issue Size:              $2,000,000

10.  Amount Purchased by Fund:     $160,000

11.  Percentage of Principal Amount of Offering Purchased by Fund
     (not to exceed 25% of offering with respect to all Dreyfus-
     managed funds):           .08%

12.  Amount Purchased as a Percentage of Fund Assets:  .10%

13.  Purchase Price of Securities (if at par, so state):   $99.6680

14.       Commission/Spread Received by Principal Underwriters:
Spread $1.05

15. Were the Securities purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of the Securities in that offering or any concurrent offering of the Securities (except, with respect to the purchase of any eligible foreign offering, for any rights to purchase that were required by law to be granted to existing security holders of the issuer)? Yes. If the Securities were offered for subscription upon exercise of rights, were the Securities purchased on or before the fourth day preceding the day on which the rights offering terminated? N/A

16. If the Securities were part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public, or was purchased pursuant to an eligible foreign or Rule 144A offering, was the issuer of the Securities in continuous operation for not less than three years, including the operations of any predecessors? N/A
17. Was the commission, spread or profit received or to be received by the principal underwriters of the Securities reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time? Yes

18. Did the Fund's purchase of the Securities benefit any underwriter affiliated with the Fund directly or indirectly or, with respect to any eligible municipal securities, was it designated as a "group sale" or otherwise allocated to the affiliated underwriter's account? No


Portfolio Manager  Dawn Guffey               Purchase Date: 2/13/2002